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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                            JURISDICTION
SUBSIDIARY                                                OF INCORPORATION
------------------------------------                      ----------------
American Factoring, Inc.                                      Nevada

Limited Too Store Planning, Inc.                              Ohio

Limited Too Purchasing, Inc.                                  Ohio

Limited Too Catalog Production, Inc.                          Ohio

Limited Too Direct, LLC                                       Ohio

Limited Too Creative Design, Inc.                             Ohio

Mish Mash, LLC                                                Ohio

Too Brands Investment, LLC                                    Ohio

Too G.C., LLC                                                 Ohio

Too Brands, Inc.                                              Ohio

Too Retail & Sales Puerto Rico, Inc.                          Puerto Rico

Too Sourcing Hong Kong Limited                                Hong Kong

Justice Stores, LLC                                           Ohio

                                      180